AIM FINANCIAL SERVICES FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 9/30/2009
FILE NUMBER :       811-3826
SERIES NO.:                8

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                           5,667

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                           1,048
         Class C                                                           1,760
         Class Y                                                             123
         Investor Class                                                   18,407

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                         $  7.65

       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                         $  7.61
         Class C                                                         $  7.32
         Class Y                                                         $  7.73
         Investor Class                                                  $  7.71